DATED: 1st November,1999

















                     CRUDE OIL SALE AND PURCHASE AGREEMENT



                                    between



                         CLOSED TYPE JSC KARAKUDUKMUNAY



                                      and


                      SHELL TRADING INTERNATIONAL LIMITED.


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THIS AGREEMENT is made this     1st    day of   November, 1999

Between:

1. CLOSED TYPE JSC KARAKUDUKMUNAY, a company incorporated under the laws of the Republic of Kazakhstan, and having its principal place of business at Microregion 3 Build.82, Aktau 466200, Kazakhstan

     (hereinafter referred to as "Sellers")

2. SHELL TRADING INTERNATIONAL LIMITED, a company incorporated under the laws of England, and having its principal office at Shell Centre, London SE1 7NA, acting through its agent SHELL INTERNATIONAL TRADING AND SHIPPING COMPANY LIMITED ("STASCO"), a company incorporated under the laws of England and Wales, and having its principal office at Shell-Mex House, Strand, London WC2R OZA

     (hereinafter referred to as "Buyers")

(Sellers and Buyers may be referred to herein individually as a "Party" and collectively as the "Parties".)

WHEREAS:

A. Sellers are the lawful holders of the Petroleum Licence No. MG #249(Oil) dated 25 June 1995 (as subsequently amended) granted to Sellers by the Government of the Republic of Kazakhstan. Chaparral Resources, Inc., as borrower, and Central Asian Petroleum (Guernsey) Limited, Central Asian Petroleum, Inc. and Sellers, as co-obligors, have entered into certain financing arrangements relating to the Field as set out in the Loan Agreement dated 1 November, 1999 (the "Loan Agreement") with Shell Capital Services Limited as arrangers, and the Facility Agent and the Lenders, as defined in the Loan Agreement.

B. Chaparral Resources, Inc. will service and repay advances made under the Loan Agreement ultimately through investment recovery received from Sellers who will finance the payment of such investment recovery from the proceeds of sale of Karakuduk Crude Oil made pursuant to this Agreement.

C. Buyers are engaged, inter alia, in the business of trading and shipping crude oil.

D.   In accordance with and for the duration of this Agreement:

     i. until such time as the CPC Pipeline Operational Date, Sellers are willing to sell and delivery to Buyers and Buyers are willing to buy and take from Sellers, at certain delivery points, REBCO in quantities equal to the total quantity of exportable Karakuduk Crude Oil produced during such period;

     ii. unless otherwise agreed between the Parties, upon the CPC Pipeline Operational Date, Sellers are willing to sell and delivery to Buyers and Buyers are willing to buy and take from Sellers, FOB CPC Terminal, the total quantity of exportable Karakuduk Crude Oil produced during such period.

IT IS HEREBY AGREED AS FOLLOWS:

                                     PART 1
                                  GENERAL TERMS

                    ARTICLE 1: DEFINITIONS AND INTERPRETATION

1.1 For the purposes of this Agreement and the recitals hereto, unless the context otherwise requires, the following terms shall have the meanings ascribed to them below:

       "Affiliate" means:

       i.     in the case of Buyers:

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          (a)  N.V.   Koninklijke   Nederlandsche   Petroleum   Maatschappij  (a
               Netherlands Company);

          (b) The "Shell" Transport and Trading Company, p.l.c. (an English Company); and

          (c) any company (other than Sellers) which is for the time being directly or indirectly affiliated with N.V. Koninklijke Nederlandsche Petroleum Maatschappij and The "Shell" Transport and Trading Company, p.l.c. or with either of them.

          For the purpose of this definition, a company is directly affiliated with another company or companies if it holds shares carrying fifty per cent (50%) or more of the votes at a general meeting (or equivalent) or fifty per cent (50%) or more of the issued capital of the first-mentioned company and a particular company is indirectly affiliated with a company or companies (hereinafter in this paragraph called the "parent company or companies") if a series of companies can be specified, beginning with the parent company or companies and ending with the particular company, so related that each company of the series, except the parent company or companies, is directly affiliated with one or more of the companies earlier in the series; and

     ii.  in the case of Sellers:

          any company or entity which (i) controls either directly or indirectly Sellers, (ii) is directly or indirectly controlled by Sellers, or
          (iii) is directly or indirectly controlled by a company or entity which directly or indirectly controls Sellers, for which purpose "control" means the right to exercise 50% or more of the voting shares of Sellers or other company or entity in relation to the appointment of the directors of such company or entity.

     "Agreement" means this agreement and all the attachments hereto.

     "Barrel" means 42 U.S. standard gallons of 231 cubic inches at 60(0) Fahrenheit.

     "BS&W" means sediment and water.

     "Control" means the power to direct the management or policies of an entity, directly or indirectly, through the ownership of voting capital (provided that the direct or indirect ownership of 50% or more of the share capital or similar right of ownership in an entity shall be deemed to constitute control of that entity), and a "Change of Control" when applied to Sellers means Central Asian Petroleum (Guernsey) Limited ceasing to own, legally and beneficially in aggregate fifty (50) per cent of the shares in Sellers, except with the prior written approval of Buyers.

     "CPC Blend" means the blend of crude oil generally available at the CPC Terminal that complies with a minimum specification to be agreed between Sellers and Buyers.

     "CPC Pipeline" means the pipeline which is being built by the CPC consortium, which will run from the Tengiz field to Novorossiisk.

     "CPC Pipeline Operational Date" means the last day of the month in which:

          i.   the completed CPC Pipeline is commissioned;

          ii. the Field is so connected with the CPC Pipeline (via pipeline, rail link or otherwise) that Karakuduk Export Crude Oil can and will be evacuated from the Field to the CPC Terminal via the CPC Pipeline; and

          iii. CPC Pipeline starts pumping commercial quantities of crude oil all as determined by Sellers and Buyers; and

          iv. if the CPC Pipeline transports crude oil such that only CPC Blend will be available for lifting at the CPC Terminal, Sellers and Buyers have agreed a minimum specification for the CPC Blend.

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     "CPC Terminal" means the single buoy mooring  terminal which is being built by the CPC consortium near Novorossiisk.

     "Delivery Acceptance Act" or "DAA" means in respect of delivery of REBCO DAF Budkovce, DAF Fenyeshlitke or DAF Adamovo, a set of four original documents in one of the formats set out in Attachment 5 (or any other format agreed by the Parties) which record the quantity and details of a delivery of crude oil at that Delivery Point.

     "Delivery Month" or "Month M" means a Month during the term of this Agreement from the First Delivery Month to the Last Delivery Month (inclusive).

     "Delivery Point" shall have the meaning ascribed to it in Article 6.1.

     "Dollars" or the symbol "$" means the lawful currency of the United States of America.

     "Effective Date" shall have the meaning ascribed to it in Article 2.1.

     "Field" means the Karakuduk oil field in the Mangistau Oblast of the Republic of Kazakhstan as more particularly described in the Agreement for Exploration, Development and Production of Oil in Karakuduk Oil Field in Mangistau Oblast of the Republic of Kazakhstan between the Ministry of Oil and Gas Industries of the Republic of Kazakhstan for and on behalf of the Government of the Republic of Kazakhstan and Joint Stock Company of Closed Type Karakudukmunay Joint Venture dated August 30, 1995 (the "Contract") and the Petroleum Licence.

     "First Delivery Month" means the month following the month in which the Effective Date falls.

     "Initial Term" means a period commencing on the date hereof and concluding on the last day of the month in which the fifth anniversary of the Effective Date falls.

     "Karakuduk Crude Oil" means crude oil produced from the Field.

     "Karakuduk Export Crude Oil" means the quantity of Karakuduk Crude Oil, expressed in tonnes, as is produced and available for export at the Delivery Points during the term of this Agreement less that quantity of such crude oil that Sellers are obliged to deliver to the Government of the Republic of Kazakhstan in respect of royalty in kind due under the terms of the Contract.

     "Last Delivery Month" means the Delivery Month in which this Agreement terminates howsoever arising.

     "Lenders" has the meaning assigned to it in the Loan Agreement.

     "Loan Agreement" has the meaning assigned to it in the recitals hereto.

     "LTBP" means the London Tanker Brokers Panel.

     "Monthly Karakuduk Crude Oil Production" means in respect of any month the quantity of Karakuduk Crude Oil expressed in tonnes produced in that month.

     "Monthly Karakuduk Crude Oil Export Quantity" means in respect of any month the quantity of the Karakuduk Export Crude Oil produced in that month.

     "Nomination" means in respect of any Delivery Month, Sellers' nomination made pursuant to Article 7.3.

     "Nomination Confirmation" shall have the meaning ascribed to it in Article 7.3.

     "Principal Period" means the period from the Effective Date to the CPC Pipeline Operational Date or the date of termination of this Agreement, whichever occurs first.

     "Petroleum Licence" has the meaning assigned to it in the recitals hereto.

     "REBCO" means Russian export blend crude oil.

     "Scheduling Month" or "Month M-1" means in respect of any Delivery Month the month immediately before that Delivery Month.

     "Secondary Period" means the period from the CPC Pipeline Operational Date to the date of termination of this Agreement (inclusive).

     Service Agreement" means the service agreement between the Parties in the form set out in Attachment 4.

1.2 In this Agreement, unless the context otherwise requires:

     i. headings are for convenience only and do not affect the interpretation of this Agreement;

     ii. an expression importing a natural person includes any company, partnership, trust, joint venture, association, corporation or other body corporate and vice versa;

     iii. references to Articles, Parts and Attachments are, unless the context otherwise requires, references to articles or parts of and attachments to this Agreement;

     iv. except as otherwise provided, a reference to a document includes an amendment or supplement to, or replacement or novation of, that document, but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement;

     v. a reference to a Party to this Agreement and to any other document includes that Party's successors and permitted assigns;

     vi.  words importing the singular include the plural and vice versa;

     vii. the word "including" means "including without limitation";

     viii.a "business day" means a day (other than Saturday or Sunday) on which banks are open for ordinary banking business in London;

     ix.  "tonne" is a metric ton; and

     x. a "year" means a calendar year, a "quarter" means a calendar quarter and a "month" means a calendar month.

                         ARTICLE 2: CONDITIONS PRECEDENT

2.1 The provisions of this Agreement other than this Article 2.1 shall only come into effect on the date (the "Effective Date") when:

     i. disbursement of the first advance under the Loan Agreement shall have occurred;

     ii. the Service Agreement shall have been executed and delivered by the Parties; and

     iii. the payment of the "First Annual Fee" as required by Article 5.1 of the Service Agreement shall have been made by Sellers to STASCO in accordance with Article 6.1 of the Service Agreement;

     whereupon this Agreement shall have full force and effect. In the event that the Effective Date does not occur prior to 31st January 2000, this Agreement may be terminated forthwith by Buyers with immediate effect.

                                           ARTICLE 3: TERM OF AGREEMENT

3.1 Subject to Articles 2.1 and 10, this Agreement shall be effective for the Initial Term and thereafter will be extended, or further extended, automatically for a period of 12 months, each such extension commencing at the end of the last day of the Initial Term or the relevant anniversary thereof, unless either Party serves written notice of termination on the other party at least 60 days prior to the end of the Initial Term, or any subsequent extension, such notice to expire and be effective on the last day of the Initial Term, or any subsequent extension, (as the case may be) provided always that Sellers may not serve a notice to terminate this Agreement pursuant to this Article 3.1 if sums remain outstanding to the Lenders under the Loan Agreement (whether or not then due and payable).

3.2 Any notice served by the Parties that does not provide the period of notice required by Article 3.1 or is served by Sellers in breach of Article 3.1 shall be invalid and of no effect whatsoever.

3.3 Termination of this Agreement pursuant to Article 3.1 shall not create any obligation on either Party to pay any compensation in respect of such termination.

                    ARTICLE 4: SALE AND PURCHASE OF CRUDE OIL

4.1 Subject to the terms and conditions set out herein, during the term of this Agreement, Sellers agree to sell and deliver to Buyers, and Buyers agree to purchase and take delivery of from Sellers:

     i. in the Principal Period, the quantity of REBCO in tonnes determined in accordance with Article 7 being equal to that quantity of Karakuduk
          Export Crude Oil expressed in tonnes produced from the Field during the Principal Period; and

     ii.  in the Secondary Period:

          aa. if Buyers determine that the CPC Pipeline shall transport Karakuduk Export Crude Oil in segregated parcels so that
               Karakuduk Crude Oil can be lifted at the CPC Terminal, that quantity of Karakuduk Export Crude Oil expressed in tonnes determined in accordance with Article 7 produced from the Field during the Secondary Period; or

          bb. if Buyers determine that the CPC Pipeline shall transport Karakuduk Export Crude Oil in unsegregated parcels so that CPC Blend (rather than Karakuduk Crude Oil) can be lifted at the CPC Terminal, that quantity of CPC Blend in tonnes determined in accordance with Article 7 being equal to that quantity of Karakuduk Export Crude Oil expressed in tonnes produced from the Field during the Secondary Period.

4.2  During the term of this Agreement:

     i. save in respect of those quantities of Karakuduk Crude Oil that Sellers are obliged to deliver to the Government of the Republic of Kazakhstan in respect of royalty in kind due under the terms of the Petroleum Licence, Sellers shall not enter into any agreement or understanding with any third party to sell, swap, barter or otherwise supply Karakuduk Crude Oil or enter into any other agreement or understanding for the sale or supply of any other grade or type of crude oil based on or connected with the production of Karakuduk Crude Oil; and

     ii. Sellers shall make and maintain all necessary arrangements for the Karakuduk Export Crude Oil to be exported from the Republic of Kazakhstan and transported to the Delivery Points such that REBCO, Karakuduk Crude Oil or CPC Blend is available at the Delivery Points for delivery to Buyers as contemplated by this Agreement.

                              ARTICLE 5: - QUALITY

5.1  The Crude Oil to be supplied hereunder:

     i. in the Principal Period shall be REBCO of normal export quality generally being supplied at the time of delivery at the Delivery Point for that crude oil (as determined in accordance with Article 7) provided always that all REBCO supplied hereunder shall comply the specification set out in Attachment 1A; and

     ii. in the Secondary Period shall be either Karakuduk Crude Oil complying with the specification set out in Attachment 1B or CPC Blend complying with the minimum specification to be agreed between Sellers and Buyers.

                              ARTICLE 6: - DELIVERY

6.1 Unless otherwise agreed (in which case delivery and price shall be as agreed) between the Parties in the Principal Period, REBCO may be supplied:

     i.   FOB Novorossiisk;

     ii.  FOB Odessa;

     iii. FOB Ventspils;

     iv.  DAF Budkovce;

     v.   DAF Fenyeshlitke; or

     vi.  DAF Adamovo

          and during the Secondary Period, Karakuduk Crude Oil or CPC Blend (as the case may be) shall be supplied FOB CPC Terminal (each being a "Delivery Point").

6.2 The basis of supply for each parcel of REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) shall be determined in accordance with Article 7.

6.3 Sellers acknowledge that during the Principal Period, Buyers' preference is to take delivery of REBCO either FOB Novorossiisk; FOB Odessa or FOB Ventspils and, unless otherwise advised by Buyers, Sellers shall use their best efforts to arrange supplies on these terms and Sellers may only propose the supply of REBCO on a DAF Budkovce; DAF Fenyeshlitke or DAF Adamovo basis pursuant to Article 7.2 if Sellers can demonstrate to Buyers' reasonable satisfaction that they are unable to arrange the delivery of such REBCO on a FOB Novorossiisk; FOB Odessa or FOB Ventspils basis.

6.4  Unless otherwise agreed between the Parties, in respect of:

     i. any supply of REBCO on a FOB Novorossiisk basis or of Karakuduk Crude Oil or CPC Blend on a FOB CPC Terminal basis, the quantity to be supplied in any one parcel shall be in the range 63,000 - 140,000 tonnes with a plus or minus 5% tolerance at Buyers' option

     ii. any supply of REBCO on a FOB Odessa basis, , the quantity to be supplied in any one parcel shall be in the range 63,000 - 85,000 tonnes with a plus or minus 5% tolerance at Buyers' option

     iii. any supply of REBCO on a FOB Ventspils basis, the quantity to be supplied in any one parcel shall be in the range 63,000 - 100,000 tonnes with a plus or minus 5% tolerance at Buyers' option; and

     iv. any supply of REBCO on a DAF Budkovce; DAF Fenyeshlitke or DAF Adamovo basis, the quantity to be supplied in any one parcel shall not be less than 3,000 tonnes with a plus or minus 5% tolerance at Sellers' option and in the event that pursuant to Article 7 Sellers propose to supply REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) in a quantity that does not comply with the requirements of this Article 6.4, then, subject to the provisions of Article 8.2, Buyers may agree to the proposed supply or to buy and take any such quantities of REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) but shall be under no obligation to so agree or buy and take.

                            ARTICLE 7: - NOMINATIONS

7.1 On or before the Effective Date in respect of the period from the Effective Date to 31 December 2000 and then by no later than the first working day of the month proceeding a quarter, Sellers shall provide to Buyers a forecast of the Monthly Karakuduk Crude Oil Production and Monthly Karakuduk Crude Oil Export Quantity by month for that quarter and the next three quarters. In the event that it could be reasonably anticipated by Sellers at any time that the forecasts for any month should be revised by more than 10%, Sellers shall promptly so notify Buyers and shall provide Buyers with a full and detailed explanation for the forecast revision.

7.2 On or before the Effective Date in respect of the First Delivery Month and then in respect of any subsequent Month M by no later that the first working day of Month M-1 for that Delivery Month, Sellers shall notify to Buyers the Monthly Karakuduk Crude Oil Production and Monthly Karakuduk
     Crude Oil Export Quantity for that Delivery Month (which shall be consistent with the last forecast for that month provided by Sellers pursuant to Article 7.1) and, subject to Article 6.4, depending on whether the month is in the Principal Period or the Secondary Period, Sellers shall propose to Buyers the quantity in tonnes of REBCO, Karakuduk Crude Oil or CPC Blend as the case may be, (which unless otherwise agreed by the Parties, shall be equal to the Monthly Karakuduk Crude Oil Export Quantity for that month), to be delivered to Buyers in that month, together with proposed parcel sizes, Delivery Points (in respect of REBCO) and, in respect of deliveries on a FOB Novorossiisk, FOB Odessa, FOB Ventspils or FOB CPC Terminal basis, indicative loading date ranges of 3 consecutive days.

     As soon as reasonably practical Buyers shall advise Sellers whether Sellers' proposal is acceptable and if not what changes are required by Buyers. Sellers and Buyers shall agree a mutually acceptable schedule but if Sellers and Buyers cannot so agree by no later than the twenty third day of Month M-1, the proposed schedule (complying with the requirements of Article 7.4) shall be determined by Sellers, but as far as reasonably practical Sellers shall propose a schedule as close as possible to the requirements of Buyers.

7.3 Subject to Article 7.4, on or before the Effective Date in respect of the First Delivery Month and then in respect of any subsequent Month M by no later that the twenty-fifth day of Month M-1 for that Delivery Month, Sellers shall notify to Buyers in the form set out in Attachment 2 (a "Nomination Confirmation") :

     i. the total quantity of REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) in tonnes to be delivered to Buyers in that month;

     ii. the size of each parcel of REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) and the Delivery Point for each parcel;

     iii. in respect of deliveries, DAF Budkovce; DAF Fenyeshlitke or DAF Adamovo basis the month of delivery for each parcel and

     iv. in respect of deliveries on a FOB Novorossiisk, FOB Odessa, FOB Ventspils or FOB CPC Terminal basis the 3 consecutive day loading range for each parcel

     (each such parcel of REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) shall be a "Nomination".)

     In respect of any Delivery Month, the terms of a Nomination Confirmation shall not deviate from the schedule established pursuant to Article 7.2 without the written agreement of the Parties. The terms set out in any Nomination may be amended with the mutual consent of the Parties.

7.4 Unless otherwise agreed by Buyers, schedules made pursuant to Article 7.2 and Nominations shall not provide for:

     i. a loading range at any of the Delivery Points within the first 10 days of any Delivery Month; and

     ii. delivery of REBCO on a DAF Budkovce; DAF Fenyeshlitke or DAF Adamovo basis unless by no later than the twenty third day of the relevant Month M-1, Buyers can advise Sellers of the sales chain from Buyers to the final receiver of that proposed parcel of oil and are able to procure from the final receiver of that parcel of oil a written confirmation stating that it will take that oil into its facilities and that it has contractual arrangements to transport that oil from the proposed Delivery Point to such facilities.

7.5  In respect of any Delivery Month, Buyer may but shall not be obliged to:

     i. agree to any schedule pursuant to Article 7.2 that does not comply with the requirements of Article 7.4;

     ii. buy and take REBCO , Karakuduk Crude Oil or CPC Blend (as the case may be) under any Nomination if:

          aa. the Nomination Confirmation is not notified to Buyers by the twenty-fifth day of Month M-1;

          bb. the Nomination Confirmation deviates from the schedule made for that Delivery Month pursuant to Article 7.2;

          cc. the Nomination Confirmation does not comply with the requirements of Article 7.4.

7.6 In respect of any Delivery Month, for Nominations to be delivered on a DAF Budkovce; DAF Fenyeshlitke or DAF Adamovo basis, by not later than the first day of that Delivery Month, Sellers shall provide a copy of the Routing Cable (Marshrutnoe Poruchenie) from AK Transneft authorising the pumping of quantities of REBCO for the account of or in the ownership of Sellers from Samara, Russia to each such Delivery Point equal to the quantities stated in the Nominations to be delivered at each such Delivery Point in that month.

                          ARTICLE 8 - PRICE AND PAYMENT

8.1  For the period from the Effective Date to 31 December 2000:

     i. the price ("P") expressed in Dollars per Barrel net of BS&W payable by Buyers to Sellers for REBCO delivered in that period pursuant to a Nomination, shall be calculated as follows:

                            P = R - D

          Where:

               D is the  applicable  discount  calculated by Buyers  pursuant to
               Article 8.1 ii;

               and

               for REBCO delivered under a Nomination on a FOB Novorossiisk basis:

                i.  in a parcel size of 63,000 - 85,000 tonnes:

                     R  =   Urals   (Med)   -   [((80Med_Med   +   C)   x
                     A_N-Wsflat)/7.3] x [80,000/A]

               ii.  in a parcel size of 85,001 - 140,000 tonnes:

                     R  =   Urals   (Med)   -   [((130Med_Med   +   C)  x
                     A_N-Wsflat)/7.3] x [130,000/A]

     bb. for REBCO delivered under a Nomination on a FOB Odessa basis in a parcel size of 63,000 - 85,000 tonnes:

                     R = Urals  (Med) -  [((80Med_Med  + C) x  A_N-Wsflat
                      t)/7.3] x [80,000/A]

     cc.  for REBCO delivered under a Nomination on a FOB Ventspils basis:

                i.  in a parcel size of 63,000 - 85,000 tonnes:

                     R   =   Urals    (Rdam)    -    [((80UKC_UKC+C)    x
                     V_R-WSflat)/7.3] x [80,000/A]

               ii.  in a parcel size of 85,001 - 100,000 tonnes:

                     R   =   Urals    (Rdam)   -    [((130UKC_UKC+C)    x
                     V_R-WSflat)/7.3] x [130,000/A]
                     and

                    "Urals (Med)" is the average of the mean (high/low) of the Platt's Crude Oil Marketwire quotes for "Urals (Med)" expressed in Dollars per Barrel for five consecutive quotations immediately after the Bill of Lading date (B/L=0)

                    "80Med_Med" is the average of the "Platt's Dirty Tanker Wire" quotes (expressed as a percentage) for a voyage from a Mediterranean loadport to a Mediterranean discharge port as published under the heading West of Suez for 80kt tankers for 5 consecutive quotations starting 15 days before the middle day of the 3 day delivery range for that Nomination

                    "130Med_Med" is the average of the "Platt's Dirty Tanker Wire" quotes (expressed as a percentage) for a voyage from a Mediterranean loadport to a Mediterranean discharge port as published under the heading West of Suez for 130kt tankers for 5 consecutive quotations starting 15 days before the middle day of the 3 day delivery range for that Nomination

                   "C" is 5 percentage points

                    "A_N-WSflat" is the flat voyage charter freight rate between Augusta and Novorossiisk or Odessa (as the case may be) as shown in Worldscale Tanker Nominal Freight Scale

                    "A" is the quantity of REBCO net of BS&W expressed in tonnes delivered pursuant to that Nomination

                    "Urals (Rdam)" is the average of the mean (high/low) of the Platt's Crude Oil Marketwire quotes for "Urals (Rdam)" expressed in Dollars per Barrel for five consecutive quotations immediately after the Bill of Lading date (B/L=0)

                    "80UKC_UKC" is the average of the "Platt's Dirty Tanker Wire" quotes (expressed as a percentage) for a voyage from a UK/Continent load port to a UK/Continent discharge port as published under the heading West of Suez for 80kt tankers for 5 day consecutive quotations starting 15 days before the middle day of the 3 day delivery range for that Nomination

                    "130UKC_UKC" is the average of the "Platt's Dirty Tanker Wire" quotes (expressed as a percentage) for a voyage from a UK/Continent load port to a UK/Continent discharge port as published under the heading West of Suez for 130kt tankers for 5 day consecutive quotations starting 15 days before the middle day of the 3 day delivery range for that Nomination

                    "V_R-WSflat" is the flat rate between Ventspils and Rotterdam (including provision for harbour dues) as it is shown in Worldscale Tanker Nominal Freight Scale
                    "A" is the quantity of REBCO net of BS&W expressed in tonnes delivered pursuant to that Nomination

               dd. for REBCO delivered on a DAF Budkovce; DAF Fenyeshlitke or DAF Adamovo basis:

                    R is the price in Dollars per Barrel net of BS&W (or its equivalent at the Delivery Point) at which Buyers sell such REBCO to their buyers.

     ii. the discount ("D") expressed in Dollars per Barrel net of BS&W to be applied to REBCO delivered in that period pursuant to a Nomination, shall be calculated as follows;

                                                       Discount D to be applied
                                                         per Barrel of REBCO
                                                         net of BS&W in Dollars:


A On any Barrels being part of the first 5,000,000
Barrels of REBCO net of BS&W  delivered  to Buyers
at any of the  Delivery  Points in that  period in
respect of Karakuduk  Export Crude Oil produced in
that period:                                                       0.15

On any Barrels  being part of the  5,000,001st  to
10,000,000th   Barrels   of  REBCO   net  of  BS&W
delivered to Buyers at any of the Delivery  Points
in that  period in  respect  of  Karakuduk  Export
Crude Oil produced in that  period:                               0.10

On any Barrels being part of the  10,000,001st  or
more  Barrels  of REBCO net of BS&W  delivered  to
Buyers  at any  of the  Delivery  Points  in  that
period in respect of  Karakuduk  Export  Crude Oil
produced in that period:                                          0.05

     iii. in respect of any Nomination for the delivery of REBCO on a FOB Novorossiisk, FOB Odessa or FOB Ventspils basis, the price of REBCO determined pursuant to Article 8.1 i shall be increased by $0.003 per Barrel net of BS&W for each full 0.10 API degree above 32.00 degree and decreased by $0.003 per Barrel net of BS&W for each full 0.10 API degree below 32.09 degree API that the REBCO achieves when analysed upon delivery; provided that no price adjustment shall occur if the API for that REBCO is within the range 32.00-32.09 degrees API;

     iv. in respect of any Nomination for the delivery of REBCO on a DAF Budkovce; DAF Fenyeshlitke or DAF Adamovo basis, Buyers shall:

          aa. calculate the total net quantity of REBCO already supplied to Buyers pursuant to this Agreement in that period at the Delivery Points and the discount calculated pursuant to Article 8.1 ii to be applied to the Barrels to be delivered under that Nomination;

          bb. confirm the price per Barrel in Dollars (or its equivalent at the Delivery Point) at which Buyers have sold the REBCO specified in that Nomination to their buyers; and

          cc. advise the date on which Buyers' buyers will make payment in respect of such supply within 3 working days of making arrangements to sell such parcel of crude oil.

8.2 For the period from the Effective Date to 31 December 2000, in the event that Sellers wish to deliver and sell to Buyers REBCO in a parcel size smaller than 63,000 tonnes, Buyers shall be obliged to purchase and take delivery of such a parcel and the price formula applicable to that undersized parcel shall be as set out in Article 8.1.i However, if Sellers are able to identify other tonnes of REBCO which are available for purchase, Sellers may introduce Buyers to the third party seller of those additional tonnes, with a view to Buyers seeking to agree terms with the said third party seller to purchase some or all of the said additional tonnes. The Sellers acknowledge that the decision whether or not to make such a purchase shall be entirely in the discretion of Buyers, and Sellers shall have no recourse to Buyers in the event that Buyers decline to purchase the additional tonnes. In the event that Buyers do agree to purchase the additional tonnes, the parcel size shall be calculated by adding the quantity of the Sellers' REBCO to the quantity of the additional tonnes, and the price for such parcel shall be calculated on the sum thereof.

8.3 In the event that any index referred to in this Agreement ceases to be published or if the publisher changes quotation criteria, the Parties shall, upon notice from either Party, meet to discuss an alternative index which most closely replaces the index as it is published on the date this Agreement is executed. If the Parties fail to agree within 30 working days after either Party notifies the other Party, the issue shall be submitted to an expert. To assist the expert in such determination, each Party shall submit one, and only one, proposed replacement index and the expert shall determine which of the two proposed indexes most closely approximates the index which is changed or no longer published. Pending resolution by the expert, the prices calculated pursuant to Article 8.1 shall be determined using the indices proffered by Buyers and any payments based on such indices shall be adjusted (if necessary) to take account of the determination by the expert and following the determination by the expert the price thenceforth shall adjusted to take account of the determination by the expert.

8.4 During the term of this Agreement, by no later than 1 October 2000, and thereafter by the same date in each subsequent year, the Parties shall convene a meeting to discuss the price of, and the appropriate API adjustment for the REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) to be supplied under this Agreement in the year 2001, or the next year, (as the case may be). The Parties shall negotiate mutually acceptable terms for the price and API adjustment for the REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) taking account the pricing and API adjustment agreed for the then current year and the changes in the market. If by 30 November 2000, or thereafter by the same date in each subsequent year, the parties are unable to agree the price or API adjustment per Barrel for the REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) for the next year, then:

     i. the price expressed in Dollars per Barrel net of BS&W payable by Buyers to Sellers for REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) delivered to Buyers at any Delivery Point in that next year pursuant to a Nomination shall be the price per Barrel net of BS&W (or its equivalent at the Delivery Point ) in Dollars at which Buyers sell the REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) to their buyers (provided always that Buyers shall endeavour to obtain the best price available in the market at that time) less a discount which shall be calculated as follows:

                                                    Discount  to be  applied
                                              per Barrel net of BS&W in Dollars:

*    On  any  Barrels  being  part  of  the  first
     5,000,000  Barrels of REBCO,  Karakuduk Crude
     Oil and/or CPC Blend net of BS&W delivered to
     Buyers at any of the  Delivery  Points in the
     year in respect of Karakuduk Export Crude Oil
     produced in that year:                                    0.15

*    On any Barrels being part of the  5,000,001st
     to 10,000,000th  Barrels of REBCO,  Karakuduk
     Crude  Oil  and  /or  CPC  Blend  net of BS&W
     delivered  to Buyers  at any of the  Delivery
     Points in the year in  respect  of  Karakuduk
     Export Crude Oil produced in that year:                    0.10

*    On any Barrels being part of the 10,000,001st
     or more Barrels of REBCO, Karakuduk Crude Oil
     and /or CPC  Blend net of BS&W  delivered  to
     Buyers at any of the  Delivery  Points in the
     year in respect of Karakuduk Export Crude Oil
     produced in that year:                                     0.05

          For each Nomination in that next year, Buyers shall:

          aa. calculate the total net quantity of REBCO, Karakuduk Crude Oil and/or CPC Blend already supplied to Buyers in that year at the Delivery Points and the discount calculated pursuant to Article
               8.3 i to be applied to the Barrels to be delivered under that Nomination;

          bb. confirm the price per Barrel in Dollars (or its equivalent at the Delivery Point) at which Buyers have sold the REBCO, Karakuduk Crude Oil or CPC Blend specified in that Nomination to their buyers; and

          cc. advise the date on which Buyers' buyers will make payment in respect of such supply within 3 working days of making arrangements to sell such parcel of crude oil;

     ii. the API adjustment in respect of deliveries on a FOB Novorossiisk, FOB Odessa, FOB Ventspils basis or FOB CPC Terminal basis, shall be as set out in Article 8.1 iii mutatis mutandis and for the avoidance of doubt there shall be no API adjustment for deliveries on a DAF Budkovce, DAF Fenyeshlitke or DAF Adamovo basis.

8.5 Whenever pursuant to this Agreement it is necessary for the purpose of calculating a price or a payment due, to convert a given quantity of REBCO, Karakuduk Crude Oil or CPC Blend at a particular Delivery Point from tonnes into Barrels (or vice versa), the conversion tables set out in Attachment 6 shall be used by Buyers to make that conversion and such conversion shall be conclusive, final and binding on the Parties. In the event that the said conversion tables are updated, amended or re-issued Buyers may use such updated, amended or re-issued conversion tables instead of the tables set out in Attachment 6.

8.6 All prices of REBCO, Karakuduk Crude Oil and CPC Blend supplied hereunder shall be calculated to three (3) decimal places and the following arithmetic rules shall be applied to do this:

     i. if the fourth decimal place is five (5) or greater than five (5) then the third decimal place shall be rounded up to the next digit.

     ii. if the fourth decimal place is four (4) or less than four (4) then the third decimal place will be unchanged.

8.7 Subject to Article 17.6, Article F.12 of Part 2 and Article D.2 of Part 3, all payments to be made by Buyers to Sellers under this Agreement shall be made free of charges and without asserting at the time of payment any set-off, counterclaim or right to withhold whatsoever, in Dollars in London to such bank account as may be advised by Sellers to Buyers quoting Sellers' invoice number and Buyers' name.

8.8 Unless otherwise agreed in writing any amount due from Buyers which is not paid within the agreed credit period shall bear simple interest commencing on the day immediately after the date on which it became due up to and including the date of payment at the rate calculated as an annual rate (360 day year basis) of one (1) per cent plus the one (1) month London Interbank Offered Rate as quoted by the National Westminster Bank PLC at the 11.00 a.m. fixing on the first London banking day for each month in which the overdue exists.

     The foregoing shall not be construed as an indication of any willingness on the part of Sellers to provide extended credit as a matter of course and shall be without prejudice to any rights and remedies which Sellers may have under the agreement or otherwise.

8.9 Where the last day for payment falls on a Saturday or on any day which is not a banking day in London then any such payment shall be made on the next following London banking day in the same calendar month (if there is one) or the nearest preceding London banking day if otherwise.

                          ARTICLE 9: - TERMS OF SUPPLY

9.1 REBCO supplied pursuant to any Nomination shall be supplied under the terms set out in this Part 1 together with:

     i. if the Nomination requires delivery on a FOB Novorossiisk; FOB Odessa or FOB Ventspils basis, the terms set out in Part 2; and

     ii.  if  the  Nomination   requires   delivery  on  a  DAF  Budkovce;   DAF
          Fenyeshlitke or DAF Adamovo basis, the terms set out in Part 3.

9.2 Karakuduk Crude Oil or CPC Blend supplied pursuant to any Nomination shall be supplied under the terms set out in this Part 1 together with the terms set out in Part 2

9.3 In the event of there being any inconsistency or conflict between Part 1 and Part 2 or Part 3, the terms set out in this Part 1 shall prevail.

                         ARTICLE 10: TERMINATION EVENTS

10.1 If Sellers:

     i. do not provide the forecasts required pursuant to Article 7.1 for a period of 6 consecutive months;

     ii. do not make Nomination Confirmations in respect of 6 consecutive months;

     iii. make Nomination Confirmations that do not comply with the requirements of Article 7.4. in respect of 3 consecutive months;

     iv. during the term of this Agreement without the written agreement of Buyers, except in respect of those quantities of Karakuduk Crude Oil that Sellers are obliged to deliver to the Government of the Republic of Kazakhstan in respect of royalty in kind due under the terms of the Petroleum Licence, enter into any agreement or understanding with any third party to sell, swap, barter or otherwise supply Karakuduk Crude Oil or enter into any other agreement or understanding for the sale or supply of any other grade or type of crude oil based on or connected with the production of Karakuduk Crude Oil;

     v. fails to pay on written demand by Buyers any amounts that are then due to Buyers pursuant to this Agreement;

     vi. purport to sell, transfer or assign their rights or duties under this Agreement in breach of Article 13.3; or

     vii. undergo a Change of Control,

     then Buyers may forthwith terminate this Agreement by serving written notice of termination on Sellers.



10.2 If either Party should go into liquidation (other than voluntary liquidation for the purpose of corporate reconstruction), or if a receiver, administrator or sequestration of the undertaking and assets (or any part thereof) of either Party should be appointed, or if either Party should become bankrupt or insolvent, should enter into a deed of arrangement or a composition for the benefit of their creditors, or should do or suffer any equivalent act or thing under any applicable law, the other Party may terminate the Agreement forthwith by notice to the other Party.

10.3 Buyers may terminate this Agreement forthwith by written notice to Sellers if:

     (a) the Loan Agreement shall terminate, other than upon payment of all sums payable thereunder having been duly paid, or Shell Capital Services Limited, whether through assignment, transfer or otherwise, has no remaining interest in, or is no longer a party to, the Loan Agreement; or

     (b)  the Service Agreement shall terminate.

10.4 In the event that all sums payable under the Loan Agreement have been duly paid, either Party may terminate this Agreement forthwith by serving written notice on the other Party.

10.5 If Buyers fail to pay on written demand by Sellers any amounts that are then due to Sellers pursuant to this Agreement, and fail to remedy such default within thirty days of notice thereof from Sellers, then Sellers may forthwith terminate the Agreement by serving written notice of termination on Buyers.

10.6 This Article 10 is not intended to be an exhaustive list of circumstances in which either Party shall be entitled to terminate this Agreement and is without prejudice to either Party's other rights of termination under this Agreement or at law.

10.7 Save as expressly set out herein, the breach by a Party of its obligations in respect of any Nomination shall not entitle that party to repudiate or otherwise terminate this Agreement.

10.8 No termination of this Agreement shall prejudice any rights or remedies under this Agreement relating to any period prior to such termination or accrued before, at, or in consequence of the termination, or any proceedings (including arbitration) for determination or enforcement of any rights or remedies.

                            ARTICLE 11: FORCE MAJEURE

11.1 Subject to Article 11.3 and except in respect of the obligation to make any payment as required by this Agreement (which shall not be subject to relief under this Article 11.1), a Party shall not be in breach of this Agreement and liable to the other Party for any failure to fulfil any obligation under Agreement to the extent any fulfilment has been interfered with, hindered, delayed or prevented by any circumstance whatsoever which is not reasonably within the control of and is unforeseeable by such Party and if such Party exercised due diligence, including, acts of God, fire, flood, freezing, landslides, lightning, earthquakes, fire, storm, floods, washouts and other natural disasters, war (declared or undeclared), insurrections, riots, civil disturbances, epidemics, quarantine restrictions, breakdown of any of Buyers' nominated vessel, blockade, embargo, strike, lockouts, labour disputes or restrictions imposed by any Government.

11.2 The Party affected shall be excused from the performance or punctual performance, as the case may be, of such obligation for so long as such circumstance continues to exist. The Party affected shall promptly and at any rate, within twenty-four (24) hours of the occurrence of the event notify the other Party of the occurrence of the circumstance and of the obligation affected.

11.3 In respect of any Month, Sellers shall not be entitled to relief under Articles 11.1 and 11.2 in respect of any failure to deliver REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) under a Nomination if the Field has produced Karakuduk Crude Oil in that month and crude oil is being loaded on to vessels or pumped (as the case may be) during the loading range or that month (as the case maybe) at the Delivery Point for that Nomination save where Sellers can produce evidence, to the reasonable satisfaction of Buyers, that such failure to deliver has been caused by force majeure having been declared by Kazakh Oil, Transneft or Kaztransoil

11.4 If the performance of the obligations of a Party under this Agreement has been delayed for a period of 3 months, the other Party shall be entitled to terminate this Agreement thereafter by giving notice to that effect to the Party claiming relief under this Article 11.

11.5 No circumstance described in Article 11.1 shall operate to extend the term of this Agreement.

                      ARTICLE 12: EXCLUSION OF LIABILITIES

12.1 Neither Party shall be liable to the other for any indirect, special or consequential losses or damages whatsoever and howsoever arising, including, any loss of production from the Field or damage to or shut down of the Field.

                            ARTICLE 13: - ASSIGNMENT

13.1 Subject to Article 13.2, Sellers may not sell, transfer or assign their rights or duties under this Agreement or their interest in this Agreement to any other person except with the prior written approval of Buyers and any such purported sale, transfer or assignment without the approval of Buyers shall be invalid and not binding on Buyers.

13.2 Notwithstanding Article 13.1, Sellers may transfer or assign their rights under or interest in this Agreement to the Lenders by way of a security interest in this Agreement for the benefit of the Lenders.

13.3 Subject to Article 13.4, Buyers may not sell, transfer or assign their rights or duties under this Agreement or their interest in this Agreement to any other person except with the prior written approval of Sellers and any such purported sale, transfer or assignment without the approval of Sellers shall be invalid and not binding on Sellers.

13.4 Notwithstanding Article 13.3, Buyers may delegate any or all of their duties or obligations under this Agreement to any of their Affiliates but they shall retain responsibility to Sellers for the proper performance of such duties and obligations so delegated.

                              ARTICLE 14: NOTICES.

14.1 All notices or other communications shall be given in writing or by telex or facsimile. Any such notice shall be deemed to be given as follows:

     (a)  if in writing, when delivered;

     (b)  if  by  telex,   when  despatched,   but  only  if,  at  the  time  of
          transmission, the correct answerback appears at the start and end of the sender's copy of the notice; and

     (c)  if by facsimile, when the answerback is received.

     However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt shall only be deemed to be given on the next working day in that place.

     If such notice is to Sellers, to:

                     Shell International Trading and Shipping Company Limited Shell Mex House
                     Strand
                     London.  WC2R 0ZA

                     Telephone     :    44 171 546 5000
                     Facsimile     :    44 171 546 4448
                     Telex         :    SHELL LONDON 919651
                     Attention     :    General Manager, Government Accounts

     If such notice is to Buyers, to:

                     Closed Type JSC Karakudukmunay Inc.
                     Microregion 3
                     Building 82, Aktau
                     466200 Kazakhstan

                     Telephone:             7 3292 514814
                     Facsimile:             7 3292 518336
                     Telex:             To be advised
                     Attention:             Nikolai Klinchev, Director General


     With a copy to:

                     Chaparral Resources, Inc.
                     16945 Northcase Drive
                     Suite 1440
                     Houston, Texas 77060
                     USA

                     Telephone:                  1 281 877 7100
                     Facsimile:                  1 281 877 0985
                     Telex:               To be advised
                     Attention:                  Mike Young, KKM Notices


                           ARTICLE 15: REPRESENTATIONS

15.1  Each Party represents to the other Party that:

     i. it is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

     ii. it has the power to execute and deliver this Agreement and has taken all necessary action to authorise such execution, delivery and performance;

     iii. such execution and delivery do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgement of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     iv. all governmental and other consents which are required to have been obtained by it with respect to this Agreement, have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     v. its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its respective terms (subject to applicable bankruptcy, re-organisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to the enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law))

                       ARTICLE 16: APPOINTMENT OF EXPERTS

16.1 Where pursuant to any provisions in the agreement a matter is required to be determined by an expert, the expert shall be a person fitted by the possession of expert knowledge for the determination of the particular matter in question. The expert shall be appointed by agreement between Sellers and Buyers, or, in default of such agreement, by the President for the time being of the Institute of Petroleum in London.

16.2 Sellers and Buyers shall furnish the expert with all written or oral information which he may reasonably require for his determination.

16.3 The cost of the services of the expert, if appointed, shall be shared equally between Sellers and Buyers.

                           ARTICLE 17: MISCELLANEOUS

17.1 This Agreement constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement and the Parties acknowledge that they do not enter into this Agreement relying on any of the previous communications between the Parties or their Affiliates.

17.2 No variation of or amendment to any of the terms of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the Parties and no waiver of any provision hereof shall be effective unless it is in writing and signed by the Party against whom such waiver is sought to be enforced.

17.3 Except as expressly provided herein, the rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

17.4 Except as expressly provided herein no delay or omission on the part of either Party in exercising any right, power or remedy provided by law or under this Agreement, nor any indulgence granted by any Party to any other Party, shall impair such right, power or remedy, or be construed as a waiver thereof, nor shall the single or partial exercise of any right, power or remedy provided by law or under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

17.5 Nothing in this Agreement shall constitute or be deemed to constitute a partnership, trust or agency. The Parties shall not, and shall procure that their directors, officers and employees, in that capacity, shall not, represent themselves or otherwise hold themselves out as an agent or other representative of the other Party or otherwise hold themselves out as having any authority to bind the other unless such person is validly authorised in writing to do so.

17.6 Buyers shall have the right to deduct from any monies due or which may become due to Sellers any monies or sums due and payable to Buyers or Buyers' Affiliates (including under the Service Agreement but excluding sums due and payable to any Buyers' Affiliates in their capacity as Lenders under the Loan Agreement) from Sellers or Sellers' Affiliates, provided always that Buyers shall only be permitted to exercise such right to deduct to the extent that the Sellers shall still receive, after Buyers' deduction, such monies as it requires to deliver to the Government of the Republic of Kazakhstan in respect of royalty due under the terms of the Contract.

17.7 In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable, this Agreement shall terminate forthwith without obligation on either Party to pay any compensation in respect of such termination.

17.8 Each Party acknowledges and agrees to the tape or electronic recording of conversations between them pursuant to this Agreement, whether by one or other or both of them, and that any such recordings may be submitted in evidence in any proceedings relating to the agreement. Each Party further agrees to deliver up a copy or transcript of any such recording retained by it upon the written request of the other Party.

17.9 All exchange of correspondence between the Parties shall be in English.

17.10This Contract shall be signed in three originals in the Russian language and three originals in the English language, the English language version shall be the authoritative text.

17.11This Agreement does not confer rights or remedies upon any person other than Sellers and Buyers.

                    ARTICLE 18: GOVERNING LAW AND ARBITRATION

18.1 The proper law of this agreement is English Law and English Law shall be used for interpreting the agreement and for resolving all claims or disputes arising out of or in connection with the agreement (whether based in contract in tort or on any other legal doctrine). Any such claim or dispute not settled by negotiation shall be settled by arbitration in London before a single arbitrator agreed upon by both parties or if not so agreed appointed in accordance with the Arbitration Act 1996 as amended from time to time. The arbitration shall be conducted in English, in accordance with the provisions of the Arbitration Act 1996 as amended from time to time, the seat of the arbitration shall be England and the arbitration award shall be final and binding without appeal to the Courts.

18.2 Sellers hereby appoint Law Debenture Corporation PLC of Princes House, Gresham Street, London EC2 as their agents in London for the service of process to accept service of process on their behalf in connection with proceedings in the English Courts. Sellers may only dismiss their process agents or change the process agent with the prior consent of Buyers (which shall not be unreasonably withheld or delayed).

18.3 The UN Convention on Contracts for the International Sale of Goods (1980) shall not apply.

                                     PART 2

                   TERMS FOR NOMINATIONS REQUIRING DELIVERY ON
     A FOB NOVOROSSIISK; FOB ODESSA, FOB VENTSPILS OR FOB CPC TERMINAL BASIS

ARTICLE A: MEASUREMENT, SAMPLING AND TESTING

A.1 The quantity and quality of each delivery of REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) shall be determined by measurement, sampling and testing in the manner customary at the loading port and shall include testing that enables a quantity net of BS&W to be calculated. Sellers shall prepare and sign certificates as to the quantity and quality of the oil loaded upon completion of loading of the cargo. Sellers shall advise Buyers by telex, cable or facsimile of the quantity and quality recorded on such certificates as soon as possible after completion of loading of the cargo.

A.2 The results of measurement, sampling and testing shall, for the purposes of the agreement, be treated as conclusive as to the quantity and quality loaded, however, the conclusiveness of the results so far as they relate to the quantity and quality loaded may be displaced to the extent that it can be shown that the results are incorrect.

A.3 Buyers may appoint a representative acceptable to Sellers to assist in the supervision of and to inspect the loading of each cargo. If such representative is appointed the quantity and quality of the REBCO,
     Karakuduk Crude Oil or CPC Blend (as the case may be) as jointly ascertained by Buyers' representative and Sellers' representative shall be the quantity and quality for the purpose of the certificate(s). If any difference arises between Buyers' representative and Sellers with regard to the loaded quantity and quality, it shall be settled by an expert appointed under Article 16 of Part 1. The decision of such expert shall be final and binding upon both Buyers and Sellers; but pending such decision, the quantity and quality as ascertained by Sellers' representative shall be used for the purpose of the telex, cable or facsimile referred to in Article A.1 of this Part 2.

     Unless otherwise specifically agreed, all costs incurred by Buyers in respect of their representative shall be borne by Buyers and any delays occasioned by such inspection resulting in demurrage at the loading port shall be for the sole account of Buyers.

A.4  A  sufficient  quantity of the  relevant  representative  samples  shall be
     correctly   taken  at  each  loading  port  and  kept  in  accordance  with internationally recognised methodology and practice.

ARTICLE B: RISK AND PROPERTY

B.1 The risk and property in the REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) supplied pursuant to this Part 2 of the Agreement shall pass to Buyers at the loading port as the REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) passes the loading vessel's permanent hose connection.

B.2 Any loss of or damage to the REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) during loading, if caused by the vessel or her officers or crew, shall be for the account of Buyers.

ARTICLE C: PAYMENT

C.1 Payment in respect of each Nomination shall be made by Buyers to Sellers against presentation of the following documents:

     i.   full set of clean original Bills of Lading; and

     ii.  invoice complying with the requirements of this Article C,

     within thirty (30) days after Bill of Lading date (Bill of Lading date equals day zero) provided however that if any or all of the required documents are not available at the time payment is due hereunder Buyers shall pay against Sellers' Letter of Indemnity (in the form set out in Attachment 3) for the missing documents.

C.2 Sellers' invoice shall be based on quantities determined in accordance with Article A of this Part 2. Where the pricing terms for the oil to be supplied hereunder do not allow a final invoice to be despatched in time for payment to be made by the due date, Sellers may invoice Buyers on a provisional basis. A final invoice will be despatched to Buyers by Sellers as soon as is practical thereafter. Any resultant additional payment will be due immediately by Buyers to Sellers. Any resultant overpayment will be immediately refunded by Sellers to Buyers.

C.3 Unless otherwise agreed the payment of any other costs, expenses or charges which arise under the terms of the agreement shall be made against presentation of Sellers' invoice and shall be for immediate settlement by Buyers on or by the date advised thereon.

ARTICLE D: TAXES, DUTIES AND IMPOSTS

D.1 All taxes, duties, levies or other imposts (other than those levied on the vessel) charged in respect of any REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) supplied pursuant to this Part 2 of this Agreement in respect of the period prior to title to it passing to Buyers whether in its country of origin or in any country through which it is transported or is loaded onto Buyers' vessel shall be for the account of Sellers and all taxes, duties, levies or other imposts charged in respect of any REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) supplied pursuant to this Part 2 of this Agreement in respect of the period after title passes to Buyers shall be for the account of Buyers.

ARTICLE E: VESSEL NOMINATION

E.1 Unless otherwise agreed, in respect of any Nomination, Buyers shall at least five (5) days before the first day of the agreed loading date range notify Sellers by telex of the name and summer deadweight tonnage of the vessel to be used and the expected date of that vessel's arrival at the loading port, and shall provide Sellers with any other vessel details necessary for the purpose of implementing the agreement. Sellers shall give notice accepting or rejecting any vessel nomination within one (1) London working day after receipt of such nomination, but shall not reject any such nomination unreasonably. In case of rejection, Buyers shall, as soon as possible, nominate to Sellers an alternative vessel for Sellers' prompt acceptance or rejection, and, in the case of the latter, the parties shall negotiate a mutually acceptable nomination.

     Buyers' nomination shall be consistent with the loading port authority requirements and shall include, but shall not be limited to, the vessel's name, flag, crew nationality, capacity, length, beam, summer deadweight and draught together with the quantity of REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) to be loaded. If any of this detail is unknown at the time of nomination then such missing detail should be advised no later than seven days prior to the first day of the agreed loading range.

E.2 Buyers may, or if necessary to perform their obligations hereunder must, with Sellers' prior agreement, substitute any vessel by another vessel which is similar in all material respects to the vessel so replaced. Buyers may also, with Sellers' prior agreement and by giving Sellers reasonable notice, amend in other respects any vessel nomination or series of vessel nominations. If such amendment is rejected by Sellers, the parties shall negotiate a mutually acceptable alternative vessel nomination. Buyers shall not, unless otherwise agreed, be relieved of its responsibility to perform the agreed loading.

E.3  Buyers hereby warrant and undertake that:-

          i. they are familiar with the latest vessel size restrictions, including but not limited to, deadweight, draught, beam and overall length limitations of the loading port and will not nominate a vessel exceeding such limitations;

          ii. they are familiar with, and shall instruct the vessel to comply with, all applicable regulations in force at the loading port, including, but without limitation, those relating to fires on board vessels; and

          iii. they shall instruct each vessel nominated hereunder, at the time of loading:

               (a) to comply with all applicable rules, regulations and directions of governmental, local and port authorities (and of the loading terminal) and shall conform in all respects to all relevant international regulations and agreements;

               (b) to have hull, machinery, boilers, tanks, equipment and facilities which are in good order and condition, in every way fit for the service required and fit to load and carry the cargo specified; and

               (c) have a full and efficient complement of master, officers and crew.

E.4 Buyers warrant and undertake that (for each vessel nominated to carry a cargo) the vessel is owned or demise chartered by a member of the International Tanker Owners Pollution Federation Ltd (ITOPF).

     Buyers shall exercise reasonable efforts to ensure that:

     i. the vessel carries on board a valid certificate of insurance as described in the 1969 Civil Liability Convention for Oil Pollution Damage and the International Convention on Civil Liability for Oil Pollution Damage 1992;

     ii. the vessel has in place insurance cover for oil pollution no less in scope and amounts than the highest available under the Rules of P&I Clubs entered into the International Group of P&I Clubs.

E.5 Buyers shall exercise reasonable efforts to ensure that any vessel nominated to Sellers has on board a valid safety management certificate for the vessel issued pursuant to the International Safety Management (ISM) code and a certified copy of the vessel's manager's document of compliance issued pursuant to the SOLAS convention 1974 as amended.

ARTICLE F: LOADING CONDITIONS

F.1 Buyers shall give Sellers as far in advance as Sellers require full instructions consistent with the loading port regulations regarding the loading of each vessel and the making up and destination of documentation covering the cargo(s). Sellers shall use reasonable endeavours to arrange for such instructions to be carried out but they shall not be obliged to arrange for an instruction to be carried out which is inconsistent with any provision, express or implied, in the agreement.

F.2 Buyers shall arrange for each vessel nominated by Buyers to cable or telex to the agent of Sellers and to the agent of the ship owner at the port of loading the vessel's expected time of arrival at the port of loading at least 96 hours prior to that time specifying deadweight, flag, and draught of the tanker, volume of clean and dirty ballast on board. Buyers shall instruct the vessel shall also give to Sellers notice of its estimated time of arrival at the port of loading 48, 24 and 12 hours prior to arrival.

F.3 Sellers shall provide or shall cause to be provided, free of charge, a berth or berths which the vessel can safely reach and leave and at which she can lie and load always safely afloat. All port costs, including the expense, if any, of shifting berth at the loading port (unless such shift is for Sellers' purposes), shall be for Buyers' account.

F.4 Sellers shall at all material times and at no expense to Buyers provide and maintain or cause to be provided and maintained in good working order all necessary flexible hoses, connections, pipelines, tankage facilities and other accommodation for such loading of the vessel.

F.5 The time allowed for loading each cargo under the agreement shall be thirty six (36) running hours (weather permitting and Sundays and holidays included) and shall begin to run at each loading port either:-

     i. at the expiry of six (6) hours after notice of readiness to load has been received by Sellers, or by any other party nominated by Sellers, from the Master or his representative (which notice of readiness may be tendered only after the vessel has arrived within the customary anchorage or waiting place of the port or, if the vessel moves directly to the berth, when the vessel is securely moored to the loading berth); or

     ii. if the vessel moves directly to the berth, when the vessel is securely moored at the loading berth,

     whichever occurs first, except that:-

          (a) if the vessel arrives before the first day of the agreed loading date range nominated and accepted in accordance with the provisions of Article 7 of Part 1, laytime shall not commence until 06.00 hours on the first day of the agreed loading date range or the time loading commences whichever is the earlier; or

          (b) if the vessel arrives after the last day of the agreed loading date range nominated and accepted in accordance with the provisions of Article 7 of Part 1, laytime shall commence at the time loading commences.

F.6 Laytime shall cease on disconnection of cargo hoses on completion of loading.

F.7 Time shall not count against laytime, or, if the vessel is on demurrage, for demurrage when spent or lost:-

     i. on an inward passage moving from her waiting place to the loading place nominated by Sellers; or

     ii. whilst the vessel is handling or preparing to handle ballast or bunkers, unless this is carried out concurrent with loading or other normal cargo operations such that no loss of time is involved, or is carried out to comply with shore restrictions; or

     iii. by any delay due to fault, failure or inefficiency of the vessel; or

     iv. awaiting tide, tug boats, pilot, daylight, immigration/customs or pratique, unless any or all of these delays are occasioned by shifting berth for Sellers' account as defined in Article F.3 of this Part 2; or

     v.   as a result of strike, lockout, stoppage or restraint of labour.

F.8 If the laytime allowance as provided under Article F.5 of this Part 2 is exceeded Sellers shall, except as hereinafter provided in this Clause, pay to Buyers demurrage for all such excess time at the full rate specified in Article F.9 of this Part 2. If however all or part of such demurrage is incurred due to fire or explosion or by breakdown of machinery or equipment at the port of loading in or about the loading terminal or berth (not being first caused by the negligence or the wilful act or omission of Sellers or the terminal operator, their servants or agents), or arises or results from act of God, act of war, riot, civil commotion, or arrest or restraint of princes, rulers or peoples, the rate of demurrage shall be reduced to one half for the period of such demurrage or part thereof.

F.9 If in respect of any Nomination, the laytime allowance at the port of loading is exceeded and demurrage incurred, Sellers shall pay demurrage to Buyers at the demurrage rate established by reference to the LTBP award for the particular voyage in question.

F.10 If the nominated vessel is loaded by Sellers and other suppliers at the same port, demurrage will be divided in proportion to quantity of goods covered by the bill of lading of each supplier provided that if any demurrage is caused by only one of the suppliers demurrage will be totally for that party's account.

F.11 Any claim for demurrage must be sent by Buyers to Sellers with full supporting documentation within 60 days after the date of the bill of lading (or if all documents are not available to Buyers, Buyers may submit the claim with an estimate of amount), otherwise claims will be deemed to have been waived.

F.12 Buyers may deduct and set-off the amount of any demurrage agreed with Sellers or other agreed costs and expenses due to Buyers from any amount due to Sellers from Buyers provided that if no such deduction and set-off is made, such demurrage shall be immediately due and payable and shall be paid forthwith by Sellers to Buyers in Dollars free of charges and without asserting at the time for payment any set-off, counterclaim or right to withhold whatsoever in New York to Buyers' account number 9492604708 with Chase Manhattan Bank, New York . For Further Credit to STASCO USD Receipt Account. SWIFT address CHASUS33 or CHIPS Participant Number 0002 or Fed Wire Routing Number 021000021 (or to such other bank account as may be advised by Buyers to Sellers from time to time ) quoting Buyer's invoice number and Sellers' name.

F.13 Sellers agree to reimburse Buyers for the cost of any time lost and for any bunkers used on behalf of Buyers to raise the temperature above or reduce the temperature below the temperature at which cargo was loaded in order to meet the temperature range agreed separately between Sellers and Buyers provided that:

     i. the vessel loading such cargo arrives at the loading port ready to load during the agreed loading date range and failure to meet requirements of the temperature range is not due to fault or failure of the vessel or to suspension of loading for vessel's purposes; or
     ii the vessel loading such cargo arrives at the loading port ready to load during the agreed loading date range, and Sellers elect to load the vessel with oil at a temperature not within the specified or agreed temperature range.

     In respect of each claim, Buyers shall furnish Sellers with reasonable evidence of the costs which have been incurred.

ARTICLE G: CLAIMS

G.1 Any claim in respect of a shortage in quantity or defect in the quality of oil will only be considered by Sellers if notice in writing of such claim is received by Sellers within one hundred and twenty (120) days after the date of the Bill of Lading (Bill of Lading date equals day zero) for the Nomination and such notice is followed by a fully documented claim to be received by Sellers within one hundred and eighty (180) days after the date of the Bill of Lading (Bill of Lading date equals day zero). If Buyers fail to give notice of or to submit any such claim within the time limits, Buyers' claim is deemed to be waived and any liability on the part of Sellers extinguished.

ARTICLE H. TERMS AND CONDITIONS

H.1. Incoterms 1990 are incorporated into and form part of this Part 2. In the event of any conflict or inconsistency between the terms set out in this Agreement and the Incoterms 1990, the terms set out in this Agreement shall prevail.

                                     PART 3

                   TERMS FOR NOMINATIONS REQUIRING DELIVERY ON
              A DAF BUDKOVCE; DAF FENYESHLITKE OR DAF ADAMOVO BASIS

ARTICLE A: DELIVERY

A.1 Delivery of REBCO made in respect of any Nomination shall be made in pipe at the Delivery Point specified in the Nomination upon the duly completed DAA for that REBCO (being all or part of the quantity in the Nomination) being delivered by the Delivering Party to the Receiving Party.

ARTICLE B: MEASUREMENT, SAMPLING AND TESTING

B.1 In respect of each Nomination the quantity and quality of the REBCO delivered shall be determined by measurement, sampling and testing in the manner customary at the Delivery Point which shall include testing that enables a quantity net of BS&W to be calculated. The quantity and quality so determined shall be stated on the DAA for that REBCO and the results of measurement, sampling and testing obtained at the Delivery Point in accordance with this Clause shall be treated, in the absence of fraud or manifest error, as conclusive and binding as to the quantity and quality of the oil delivered.

ARTICLE C: RISK AND PROPERTY

C.1 Risk and property in REBCO delivered in respect of any Nomination shall pass from Sellers to Buyers at the Delivery Point stated in that Nomination at [24:00 hours local time] on the date stated upon the duly completed DAA for that REBCO

C.2 Sellers hereby warrant to Buyers that at the time property in the REBCO delivered under the Agreement passes to Buyers, Sellers have the right to sell that crude oil to Buyers and Sellers have unencumbered title to that crude oil. Without prejudice to any other remedy available to Buyers, Sellers hereby irrevocably and unconditionally undertake to indemnify Buyers and hold Buyers harmless against any and all claims made against Buyers by anyone and all loss, costs (including but not limited to legal costs), damages, and expenses which Buyers may suffer, incur or be put to as a result of a breach of the warranty set out in this Article C.2.

ARTICLE D: PAYMENT

D.1  In respect of each Nomination:

     i. Sellers' invoice shall be for the quantity of REBCO net of BS&W as stated on the DAA(s) for that Nomination and the total amount payable shall be stated in Dollars and calculated on the basis of the price per Barrel and applicable discount advised by Buyers pursuant to
          Article 8.1 of Part 1;

     ii. payment for REBCO delivered shall be made by Buyers to Sellers on the day that Buyers have agreed with their buyers of the REBCO delivered under that Nomination, or the day that falls 45 days after the date of the original DAA for that Nomination (whichever is the earlier) as being the payment date against presentation by Sellers of Sellers' commercial invoice (telex invoice acceptable) complying with the requirements of Article D.1i of this Part 3 and the original DAA(s) for that Nomination complying with the requirements set out below together with the delivery of any other delivery documents as stipulated in the instructions issued by the Buyers prior to delivery.

          In respect of each original DAA presented by Sellers, in order for Buyers to be obliged to make payment against such document, the DAA must:

     i.   be in one of the formats set out in Attachment 5;

     ii.  have a serial number;

     iii. state the date of pumping;

     iv.  state the number of Routing Cable (Marshrutnoe Poruchenie);

     v.   state the number of the Customs Declaration for the oil;

     vi.  state the number of the Measuring Station;

     vii. state the name of the Delivering Party Representative;

     viii. state the name of the Receiving Party Representative;

     ix.  state the owner of REBCO as being Sellers;

     x.   state the exporter of the REBCO as being  [either]  Sellers [or Kazakh
          Oil];

     xi. state the chain of buyers starting with Buyers and listing every buyer in the chain and finishing with the final receiver as advised by Buyers pursuant to Article 7.4.ii.(a) of Part 1;

     xii. states the quality as being REBCO conforming with the specification set out in Attachment 1A;

     xiii. states the gross and net quantity of REBCO in tonnes;

     xiv. bear  the  signatures  and  legible   impressions  of  the  stamps  of
          Delivering    Party's    Representative    and    Receiving    Party's
          Representative.

D.2 Buyers may deduct and set-off the amount of any and all costs and expenses incurred by Buyers and agreed with Sellers in connection with the delivery of a Nomination due to the Sellers' performance, non-performance or mis-performance under this Agreement from any amount due to Sellers provided that if no such deduction and set-off is made, all such costs and expenses claimed by Buyers shall be immediately due and payable and shall be paid forthwith by Sellers to Buyers in Dollars free of charges and without asserting at the time for payment any set-off, counterclaim or right to withhold whatsoever in New York to Buyers' account number 9492604708 with Chase Manhattan Bank, New York . For Further Credit to STASCO USD Receipt Account. SWIFT address CHASUS33 or CHIPS Participant Number 0002 or Fed Wire Routing Number 021000021 (or to such other bank account as may be advised by Buyers to Sellers from time to time ) quoting Buyers' invoice number and Sellers' name.

ARTICLE E: TAXES AND DUTIES

E.1 All taxes, duties, levies or other imposts charged in respect of any REBCO supplied pursuant to this Part 3 of this Agreement prior to title to it passing to Buyers whether in its country of origin or in any country through which it is transported or is delivered to Buyers shall be for the account of Sellers and all taxes, duties, levies or other imposts charged in respect of any REBCO supplied pursuant to this Part 3 of this Agreement in respect of the period after title to it passes to Buyers shall be for the account of Buyers.

ARTICLE F: CLAIMS

F.1 Any claim in respect of a shortage in quantity or defect in the quality of oil will only be considered by Sellers if notice in writing of such claim is received by Sellers within one hundred and twenty (120) days after the date of the DAA or last DAA for the particular Nomination and such notice is followed by a fully documented claim to be received by Sellers within one hundred and eighty (180) days after the date of the DAA or last DAA for the particular Nomination. If Buyers fail to give notice of or to submit any such claim within the time limits, Buyers' claim is deemed to be waived and any liability on the part of Sellers extinguished.

ARTICLE G: TERMS AND CONDITIONS

G.1 Incoterms 1990 are incorporated into and form part of this Part 3. In the event of any conflict or inconsistency between the terms set out in this Agreement and the Incoterms 1990, the terms set out in this Agreement shall prevail.




IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their duly authorised representatives on the dates shown below.

SIGNED
for and on behalf of
SHELL INTERNATIONAL TRADING AND SHIPPING COMPANY LIMITED as agents for
SHELL TRADING INTERNATIONAL LIMITED


By     :
          -------------------------------------------
Name   :
          -------------------------------------------
Title  :
          -------------------------------------------
Date   :
          -------------------------------------------
SIGNED
for and on behalf of
CLOSED TYPE JSC KARAKUDUKMUNAY


By     :
          ------------------------------------------
Name   :
          ------------------------------------------
Title  :
          ------------------------------------------
Date   :
          ------------------------------------------

By     :
          ------------------------------------------
Name   :
          ------------------------------------------
Title  :
          ------------------------------------------

                                  ATTACHMENT 1A



                Specification for Russian Export Blend Crude Oil



Density at 20 degr. C, g/cm cub., mx             0.8700

Sulphur Content, pct, weight max.                1.8

Paraffin content, pct, weight max.                              6.0

Water and Sediments content, pct, max. (vol)                    1.2

Distillation, pct, volume:

       up to 200 degree C   .                    21

       up to 300 degree C   .                    41

       up to 350 degree C                        50

Salts content, mg/l, .                           100



                                  ATTACHMENT 1B



                      Specification of Karakuduk Crude Oil


Density at 15 degr. C, KG/L                      0.816

API gravity 60 degr. F                           41.9

KIN.VISC. at 40 degr. C MM2/S                    6.61

KIN.VISC. at 60 degr. C MM2/S                    3.55

Sulphur content % M/M                            0.04

Reid vapour pressure PSI/KPA                     4.3/30

Pour point ASTM(MIN/MAX) degr. C                 15/27

Exist H2S content MG/KG                          less 1

Potent H2S content MG/KG                         less1

Potent HCL content MG/KG                         9

Calc gross cal value KJ/KG                       46040

                                  ATTACHMENT 2

                             Nomination Confirmation





                            "Nomination Confirmation



To: STASCO
London

Attention:    [                    ]

We are please to make the following Nomination  Confirmation pursuant to Article
7.3 of the Crude Oil Sale and Purchase Agreement dated [ ] for the month of [ ]:

1.     Total Quantities to be supplied:

       A REBCO:                        [             ] tonnes

       A Karakuduk Crude Oil:          [             ] tonnes

       A CPC Blend:                    [             ] tonnes

1.     Nominations:

--------------------------------------------------------------------------------------------------------------------------
       Nomination          Grade of crude oil to be        Delivery Point          Quantity         Delivery Period
          Ref.                    delivered
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------


Regards,

[                    ]"

                                  ATTACHMENT 3

                               Letter of Indemnity



                              "LETTER OF INDEMNITY



FROM:  [                                             ]



TO:           SHELL INTERNATIONAL TRADING  AND SHIPPING COMPANY LIMITED

              (For and on behalf of Shell Trading International Limited)

IN  CONSIDERATION  of your paying for the cargo  of..............U.S.  Barrels /
Metric Tons of (type of crude oil and/or  product).............which sailed from
(Port)  ............on  (vessel  and  date)  loaded  with  such  cargo  when the
(document)  ................for  such cargo has not been delivered to you at the time payment is due under our contract dated.................  we hereby warrant to you that at the time property passed as specified under the terms of the above contract we had the right to sell the said cargo to you and we had unencumbered title to the said cargo.

We hereby irrevocably and unconditionally undertake to indemnify you and hold you harmless against any claim made against you by anyone as a result of breach by us of any of our warranties as set out above, and all losses, costs (including, but not limited to costs as between attorney or solicitor and own client), damages, and expenses which you may suffer, incur or be put to which are not too remote as a result of our failure to deliver the above document(s) in accordance with the contract.

This indemnity shall terminate on delivery by us of the aforesaid document(s) and their acceptance by you.

This indemnity shall be governed by and construed in accordance with English law and all disputes, controversies or claims arising out of or in relation to this indemnity or the breach, termination or validity hereof shall be decided by the English courts.

SIGNED for
[                                         ]

By     :      ...................................
Name   :      ...................................
Title  :      ...................................
Date   :      ...................................

                                  ATTACHMENT 4
                               Service Agreement.

                            Dated: 1St November,1999











                          Commercial Services Agreement








                       Shell Trading International Limited
                                       and
                         Closed Type JSC Karakudukmunay

THIS COMMERCIAL SERVICES AGREEMENT is made the 1st day of November, 1999

BETWEEN:

(1) SHELL TRADING INTERNATIONAL LIMITED, a company incorporated under the laws of England and having its principal office at Shell Centre London SE1 7NA ("STIL"), acting through its agent SHELL INTERNATIONAL TRADING AND SHIPPING COMPANY LIMITED, a company incorporated under the laws of England, and having its principal office at Shell-Mex House, Strand, London WC2R OZA (hereinafter referred to as "STASCO"). and

(2) CLOSED TYPE JSC KARAKUDUKMUNAY a company incorporated under the laws of the Republic of Kazakhstan,and having its principal office at Microregion 3, Building 82, Aktau 466200 Kazakhstan (hereinafter referred to as "KKM"). (STASCO and KKM may be referred to herein individually as a "Party" and collectively as the "Parties".)

WHEREAS:
A. KKM is the lawful holder of the Petroleum Licence No. MG #249(Oil) dated 25 June 1995 (as subsequently amended) granted to KKM by the Government of the Republic of Kazakhstan.
B. STASCO provides to its Affiliates certain services relating to the sale and marketing of crude oils and KKM wishes to receive similar services more particularly described herein in relation to its business activities undertaken pursuant to the Petroleum Licence.
C. KKM and STIL, acting through its agent, STASCO, are parties to a crude oil sale and purchase agreement even dated herewith regarding the sale and purchase of crude oil being, or being equivalent to, the total quantity of exportable Karakuduk Crude Oil (the "Crude Oil Sale and Purchase Agreement") and the Crude Oil Sale and Purchase Agreement shall only become effective, inter alia, upon the execution and delivery of this agreement.

THEREFORE IT IS AGREED AS FOLLOWS:-

                             ARTICLE 1 - DEFINITIONS

1.1 In this Agreement and the recitals hereto, save as set out in Article 1.2 below, or unless the context otherwise requires, any term which is defined in the Crude Oil Sale and Purchase Agreement shall have the same meaning when used herein as is ascribed to it in the Crude Oil Sale and Purchase Agreement.
1.2 The following terms shall have the meaning set out below, unless the context otherwise requires:
     "Agreement" means this agreement.
     "Confidential Information" means any knowledge, data and information at any time disclosed to one Party ('the receiving Party') by or on behalf of the other Party ('the disclosing Party') in writing, in drawings, in computer programs, or in any other way, or acquired directly or indirectly by the receiving Party from the disclosing Party.
     "Crude Oil Sale and Purchase Agreement" shall have the meaning ascribed to it in Recital C hereto.
     "Effective Date" shall have the meaning ascribed to it in Article 2.1. "Fee" shall have the meaning ascribed to it in Article 5.1.
     "First Annual Fee" shall have the meaning ascribed to it in Article 5.1. "Gross Negligence or Wilful Misconduct" means any act or omission done or omitted to be done intentionally or with deliberate or reckless disregard for the reasonably foreseeable consequences of such act or omission, but does not include any good faith error of judgement or mistake.
     "Services" shall have the meaning set out in Article 4.1.
1.3  In this Agreement, unless the context otherwise requires:
     (a) headings are for convenience only and do not affect the interpretation of this Agreement;
     (b) an expression importing a natural person includes any company, partnership, trust, joint venture, association, corporation or other body corporate and vice versa;

     (c) references to Articles, unless the context otherwise requires, are references to articles of this Agreement;
     (d) except as otherwise provided, a reference to a document includes an amendment or supplement to, or replacement or novation of, that document, but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement;
     (e) a reference to a Party to this Agreement and to any other document includes that Party's successors and permitted assigns;
     (f)  words importing the singular include the plural and vice versa;
     (g)  the word "including" means "including without limitation";
     (h) a "business day" means a day (other than Saturday or Sunday) on which banks are open for ordinary banking business in London;
     (i) a "year" means a calendar year, a "quarter" means a calendar quarter and a "month" means a calendar month.

                        ARTICLE 2: - CONDITIONS PRECEDENT

2.1 The provisions of this Agreement other than this Article 2.1, Article 5.1 and Article 6.1 shall only come into effect on the date (the "Effective Date") when:
     (a) disbursement of the first advance under the Loan Agreement shall have occurred;
     (b) the Crude Oil Sale and Purchase Agreement shall have been executed and delivered by the parties thereto; and
     (c) the payment required by Article 5.1 shall have been made by KKM to STASCO in accordance with Article 6.1 whereupon this Agreement shall have full force and effect. In the event that the Effective Date does not occur prior to 31st January 2000, this Agreement may be terminated forthwith by Buyers with immediate effect.

                         ARTICLE 3: - TERM OF AGREEMENT

3.1 Subject to Articles 2.1 and 10, this Agreement shall be effective for the duration of the Crude Oil Sale and Purchase Agreement and subject to earlier termination pursuant to Articles 2.1 and 10 shall only terminate upon the termination of the said Crude Oil Sale and Purchase Agreement.
3.2 Termination of this Agreement pursuant to Article 3.1 shall not create any obligation on either Party to pay any compensation in respect of such termination.

                              ARTICLE 4: - SERVICES

4.1  Subject to Article  4.4,  STASCO  shall  provide  the  services  set out in
     Article 4.2 (the "Services") to KKM.
4.2  The Services shall comprise:

     (a) The provision of information regarding international crude oil markets to assist KKM gain a better understanding of international crude oil markets and how REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) is placed against the competitors. This information may either be of a general nature or specific to a particular area or market environment.
     (b) The preparation and delivery of presentations (not exceeding two per year) at the request of KKM on international crude oil markets to the government departments, the national oil company and other official entities in the Republic of Kazakhstan.
     (c) The provision (to the extent STASCO is free to disclose the same) of information pertaining to meetings and contacts with members of the oil industry around OPEC meetings.
     (d) If requested by KKM, the provision of advice to KKM on ways and means to upgrade crude oil deliverability (cargo size, timing) by KKM of crude oil to be supplied under the Crude Oil Sale and Purchase Agreement.
     (e) If requested by KKM, the provision of assistance to obtain access to public country data (including competitor information, if available) and crude evaluation of the different crudes produced in the Republic of Kazakhstan.

     (f) If requested by KKM, the review of crudes oil grades that compete with REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) and their pricing range vis-a-vis REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be).
     (g) If requested, the provision of information to independent market assessors (e.g. Platts, Argus) regarding the true and fair value of REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be).
     (h) The provision of the services of a "non-dedicated" account manager to assist with the marketing and sale of Karakuduk Crude Oil to such extent as STASCO considers to be appropriate and reasonable which shall include not more than two visits per year to KKM in the Republic of Kazakhstan by the STASCO account manager (the total aggregate duration of which shall not exceed six working days), save in the first year of this Agreement in which no more than five visits shall be made to KKM in the Republic of Kazakhstan by the STASCO account manager.
     (i) The provision (to the extent STASCO is free to disclose the same) of information pertaining to meetings and contacts made at international oil industry meetings (e.g. IP, API, APEC) in so far as it relates to the marketing of REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be).

4.3  The Services may be varied by the mutual agreement of the parties.
4.4 STASCO shall use its reasonable endeavours to fulfil its obligations and discharge its responsibilities hereunder with all due care and in accordance with good commercial practice but always subject to the provisions of Article 9.

                     ARTICLE 5: - REMUNERATION AND EXPENSES

5.1 In consideration of the provision of the Services, KKM shall pay an annual fee (the "Fee") to STASCO of $100,000 in respect of the period from the date hereof until 31st December 2000 (the "First Annual Fee") and thereafter $50,000 in respect of each year (or part thereof) during the term of this Agreement.
5.2 Save as set out in Article 5.1, all costs and expenses incurred in relation to the provision of the Services shall be solely for the account of STASCO.


                          ARTICLE 6: - TERMS OF PAYMENT

6.1 KKM shall pay the First Annual Fee upon the execution of this Agreement and the Fee in respect of each year after the year 2000, shall be paid by 31 December each year for the following year.
6.2 STASCO shall invoice KKM for the First Annual Fee and the Fee for each year including and after the year 2000 and any value added tax payable thereon and KKM shall pay each invoice free of charges and without asserting at the time for payment, any set-off, counterclaim or right to withhold whatsoever, in Dollars in New York to STASCO's account number 9492604708 with Chase Manhattan Bank, New York . For Further Credit to STASCO USD Receipt Account. SWIFT address CHASUS33 or CHIPS Participant Number 0002 or Fed Wire Routing Number 021000021 (or to such other bank account as may be advised by STASCO to KKM from time to time) quoting STASCO's invoice number and KKM's name.
6.3 All payment under this Agreement will be made without any deduction or withholding for or on account of any tax, levies or impost whatsoever unless such deduction or withholding is required by any applicable law in which case KKM shall pay in addition to the payment to which STASCO are otherwise entitled under this Agreement such additional amount as is necessary to ensure that the net amount actually received by STASCO will equal the full amount that STASCO would have received had no such deduction or withholding been required.
6.4 Unless otherwise agreed in writing any amount due from KKM under this Agreement which is not paid by the due date shall bear simple interest accruing on a daily basis commencing on the day immediately after the date on which it became due up to and including the date of payment at the rate calculated for each Month on the basis of an annual rate (360 day year basis) of three percent plus the one Month London Interbank Offered Rate as quoted by the National Westminster Bank PLC at the 11.00 a.m. fixing on the first London banking day for each Month in which the amount due from KKM remains unpaid. The foregoing shall not be construed as an indication of any willingness on the part of STASCO to provide extended credit as a matter of course and shall be without prejudice to any rights and remedies which STASCO may have under this agreement or otherwise.
6.5 Where the due day for payment falls on a Saturday or on a weekday other than Monday which is not a banking day in New York or at such other place as may be designated by STASCO for payment, then any such payment shall be made on the nearest preceding banking day. Where the last day for payment falls on a Sunday or a Monday which is not a banking day in New York or at such other place so designated, then any such payment shall be made on the next following banking day.

                  ARTICLE 7: - RELATIONSHIP BETWEEN THE PARTIES

7.1 In performing its obligations under this Agreement STASCO is an independent contractor to KKM. STASCO shall make it clear in all dealings that it is not an agent of KKM and unless expressly authorised in writing by KKM, STASCO shall have no authority whatsoever to make any legally binding commitment on behalf of KKM.
7.2 Nothing herein shall be construed as creating a partnership or trust or an agency between KKM and STASCO.
7.4 Nothing in this Agreement shall prevent STASCO from providing services of a similar nature as the Services to any other party whether or not an Affiliate of STASCO.

               ARTICLE 8: - EXCLUSIVITY AND CONFLICT OF INTERESTS

8.1 During the term of this Agreement, KKM shall not procure services of a similar or comparable nature to the Services from any of STASCO's major oil company competitors in the business of international trading of crude oil and petroleum products.
8.2 Title and access to, copyright and all intellectual property rights to (including the right to patent any new invention), the right to possession of and the free right of use of all things created under or arising out of the Services shall be retained or shall vest immediately in (as the case may be) STASCO.

                      ARTICLE 9: - LIABILITY AND INDEMNITY

9.1 Except as provided in Article 9.5, neither STASCO, nor any of its Affiliates, nor any person appointed by or acting on behalf of STASCO, shall have any liability to KKM whatsoever (whether or not arising from the negligence of STASCO, any of its Affiliates or any person appointed by or acting on behalf of STASCO) for any loss, liability, damages, costs or expenses whatsoever suffered or incurred by KKM arising out of or connected with the performance, non-performance or mis-performance of STASCO's obligations and duties hereunder except in respect of any loss, liability, damages, costs or expenses suffered or incurred by KKM as a direct result of STASCO's Gross Negligence or Wilful Misconduct.
9.2 In no case whatsoever shall STASCO be responsible for any indirect, special or consequential losses or damages, including in respect of loss of production, loss of profit, business interruption, field shut in or damage to the Field.
9.3 KKM shall indemnify and hold STASCO, any of its Affiliates, their respective directors, officers and employees and any person appointed by or acting on behalf of STASCO harmless against all actions, proceedings, claims, demands, losses, fines, damages, settlements, expenses and liabilities whatsoever (including those arising out of or connected with the negligence of STASCO, any of its Affiliates, their respective directors, officers and employees and any person appointed by or acting on behalf of STASCO) suffered or incurred by STASCO, any of their Affiliates, their respective directors, officers and employees and any person appointed by or acting on behalf of STASCO arising out of or connected with the performance, non-performance or mis-performance of STASCO's obligations and duties hereunder except (i) in respect of any such actions, proceeding, claims, demands, losses, fines, damages, settlements, expenses and liabilities that directly result from STASCO's Gross Negligence or Wilful Misconduct; and (ii) as provided in Article 9.5.
9.4 For the purpose of obtaining the benefit of this Article 9, STASCO contracts as agents of or trustees for any of its Affiliates, their respective directors, officers and employees and any person appointed by or acting on behalf of STASCO.
9.5 STASCO represents, warrants and covenants that it has all necessary right, title and authority to provide the Services to KKM, and to deliver to KKM any information, data and analyses provided or to be provided as a part of the Services. STASCO shall indemnify and hold harmless KKM, any of its Affiliates, their respective directors, officers and employees and any person appointed by or acting on behalf of KKM against any liability arising out of or connected with any breach of the representation, warranty and covenant set out in the first sentence of this Article 9.5

                         ARTICLE 10: - EARLY TERMINATION

10.1 If KKM:
     (a) during the term of this Agreement without the written agreement of STASCO enters into any agreement or understanding with any third party for the procurement of services of a similar or comparable nature to the Services from any of STASCO's major oil company competitors in the business of international trading of crude oil and petroleum products;
     (b) fails to pay on written demand by STASCO any amounts that are then due to STASCO pursuant to this Agreement;
     (c) purports to sell, transfer or assign its rights or duties under this Agreement in breach of Article 13; or
     (d) undergoes a Change of Control STASCO may forthwith terminate this Agreement by serving written notice of termination on KKM.

10.2 If either Party should go into liquidation (other than voluntary liquidation for the purpose of corporate reconstruction), or if a receiver, administrator or sequestration of the undertaking and assets (or any part thereof) of either Party should be appointed, or if either Party should become bankrupt or insolvent, should enter into a deed of arrangement or a composition for the benefit of their creditors, or should do or suffer any equivalent act or thing under any applicable law, the other Party may terminate the Agreement forthwith by notice to the other Party.
10.3 STASCO may terminate this Agreement forthwith by written notice to KKM if:
     (a) the Loan Agreement shall terminate, other than upon payment of all sums payable thereunder having been duly paid, or Shell Capital Services Limited through assignment, transfer or otherwise has no remaining interest in, or is no longer a party to, the Loan Agreement; or
     (b)  the Crude Oil Sale and Purchase Agreement shall terminate.

10.4 In the event that all sums payable under the Loan Agreement have been duly paid, either Party may terminate this Agreement forthwith by serving written notice on the other Party.
10.5 This Article 10 is not intended to be an exhaustive list of circumstances in which either Party shall be entitled to terminate this Agreement and is without prejudice to either Party's other rights of termination under this Agreement or at law.
10.6 No termination of this Agreement shall prejudice any rights or remedies under this Agreement relating to any period prior to such termination or accrued before, at, or in consequence of the termination, or any proceedings (including arbitration) for determination or enforcement of any rights or remedies.

                           ARTICLE 11: CONFIDENTIALITY

11.1 Subject to the further provisions of this Article 11, each Party shall use its best efforts to maintain in confidence any Confidential Information supplied to it pursuant to the terms hereof.
11.2 Notwithstanding Article 11.1, the receiving Party may disclose Confidential Information if and to the extent:
     (a)  required by law;
     (b) required by any securities exchange or regulatory or governmental body to which such Party is subject or submits, wherever situated, whether or not such requirement for information has the force of law;
     (c) disclosed to the legal advisers or auditors of such Party provided that such Party procures that such persons protect such Confidential Information on the same terms as, and agrees to be bound as if it were a Party to, this Article 11 or are otherwise bound to maintain the confidentiality of the Confidential Information by applicable standards of professional responsibility;
     (d) the Confidential Information is already in the public domain through no fault of such Party;
     (e)  the  disclosing   Party  has  given  prior  written  approval  to  the
          disclosure;
     (f) it is disclosed to any Affiliate of the receiving Party provided that such Party procures that the Affiliate protects such Confidential Information on the same terms as, and agrees to be bound as if it were a Party to, this Article 11;
     (g) the information was lawfully, validly and properly received by the receiving Party, whether through any licence or permission granted by the disclosing Party, or otherwise and disclosure of such information is permitted pursuant to such licence or permission.
11.3 The receiving Party shall:
     (a) procure that Confidential Information is not disclosed to any of its employees, officers or agents by any persons other than personnel employed by it or acting on its behalf who are required to have access to such information in order to enable this Agreement to be carried into effect;
     (b) be liable for and shall indemnify the disclosing Party against any losses or damages suffered by the disclosing Party arising from any of the receiving Party's employees, officers and agents to whom such Confidential Information is or has been disclosed disclosing or using any such Confidential Information contrary to the requirements of this Article; and
     (c) not at any time make or assist any other person whatsoever to make any unauthorised disclosure or use of any such Confidential Information and will procure and ensure that every person who, as its employee, officer or agent or otherwise, through or from it, acquires or receives any Confidential Information at any time, shall not make or assist any other person whomsoever to make any unauthorised disclosure or use of that information.
11.4 The receiving Party may not use Confidential Information for any purpose other than in direct connection with the performance of its obligations and exercise of its rights hereunder or under the Crude Oil Sale and Purchase Agreement.
11.5 The direct or indirect disclosure by STASCO of any Confidential Information or other information shall not be construed as granting to KKM any rights therein or any licence under any patents or industrial property right or any application for a patent or industrial property right which STASCO or its Affiliates may now or hereinafter own in any country or under which STASCO or its Affiliates may hereinafter hold licensing rights.
11.6 The Confidential Information shall remain the property of the disclosing Party and that party may demand the return thereof at any time upon giving written notice to the receiving Party. Within 30 days of receipt of such notice, the receiving Party shall return all of the original Confidential Information and shall destroy all copies and reproductions (both written and electronic) in its possession.

                           ARTICLE 12: - FORCE MAJEURE

12.1 Except in respect of the obligation to make any payment as required by this Agreement (which shall not be subject to relief under this Article 12.1), a Party shall not be in breach of this Agreement or liable to the other Party for any failure to fulfil any obligation under this Agreement to the extent any fulfilment has been interfered with, hindered, delayed or prevented by any circumstance whatsoever which is not reasonably within the control of and is unforeseeable by such Party and if such Party exercised due diligence.
12.2 The Party affected shall be excused from the performance or punctual performance, as the case may be, of such obligation for so long as such circumstance continues to exist. The Party affected shall promptly and at any rate, within twenty-four (24) hours of the occurrence of the event notify the other Party of the occurrence of the circumstance and of the obligation affected.
12.3 No circumstance described in Article 12.1 shall operate to extend the term of this Agreement.

                            ARTICLE 13: - ASSIGNMENT

13.1 Subject to Article 13.2, KKM may not sell, transfer or assign its rights or duties under this Agreement or its interest in this Agreement to any other person except with the prior written approval of STASCO and any such purported sale, transfer or assignment without the approval of STASCO shall be invalid and not binding on STASCO.
13.2 Notwithstanding Article 13.1, KKM may transfer or assign its rights under or interest in this Agreement to the Lenders by way of a security interest in this Agreement for the benefit of the Lenders.
13.3 Subject to Article 13.4, STASCO may not sell, transfer or assign its rights or duties under this Agreement or its interest in this Agreement to any other person except with the prior written approval of KKM and any such purported sale, transfer or assignment without the approval of KKM shall be invalid and not binding on KKM.
13.4 Notwithstanding Article 13.3, STASCO may delegate any or all of its duties or obligations under this Agreement to any of its Affiliates but it shall retain responsibility to KKM for the proper performance of such duties and obligations so delegated.

                              ARTICLE 14: NOTICES.

14.1 All notices or other communications shall be given in writing or by telex or facsimile. Any such notice shall be deemed to be given as follows:
     (a)  if in writing, when delivered;
     (b) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and end of the sender's copy of the notice; and
     (c) if by facsimile, when the answerback is received. However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt shall only be deemed to be given on the next working day in that place.

              If such notice is to Sellers, to:
                     Shell International Trading and Shipping Company Limited Shell Mex House
                     Strand
                     London.  WC2R 0ZA
                     Telephone     :        44 171 546 5000
                     Facsimile     :        44 171 546 4448
                     Telex         :        SHELL LONDON 919651
                     Attention     :        General Manager, Government Accounts
              If such notice is to Buyers, to:
                     Closed Type JSC Karakudukmunay Inc.
                     Microregion 3
                     Building 82, Aktau
                     466200 Kazakhstan
                     Telephone:             7 3292 514814
                     Facsimile:             7 3292 518336
                     Telex:               To be advised
                     Attention:             Nikolai Klinchev, Director General

              With a copy to:
                     Chaparral Resources, Inc.
                     16945 Northcase Drive
                     Suite 1440
                     Houston, Texas 77060
                     USA
                     Telephone:             1 281 877 7100
                     Facsimile:             1 281 877 0985
                     Telex:               To be advised
                     Attention:             Mike Young, KKM Notices

                           ARTICLE 15: REPRESENTATIONS

15.1 Each Party represents to the other Party that:
     (a) it is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;
     (b) it has the power to execute and deliver this Agreement and has taken all necessary action to authorise such execution, delivery and performance;
     (c) such execution and delivery do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgement of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
     (d) all governmental and other consents which are required to have been obtained by it with respect to this Agreement, have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
     (e) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its respective terms (subject to applicable bankruptcy, re-organisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to the enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

                            ARTICLE 16: MISCELLANEOUS

16.1 This Agreement constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement and the Parties acknowledge that they do not enter into this Agreement relying on any of the previous communications between the Parties or their Affiliates.
16.2 No variation of or amendment to any of the terms of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the Parties and no waiver of any provision hereof shall be effective unless it is in writing and signed by the Party against whom such waiver is sought to be enforced.
16.3 Except as expressly provided herein, the rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.
16.4 No delay or omission on the part of either Party in exercising any right, power or remedy provided by law or under this Agreement, nor any indulgence granted by any Party to any other Party, shall impair such right, power or remedy, or be construed as a waiver thereof, nor shall the single or partial exercise of any right, power or remedy provided by law or under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

16.5 Nothing in this Agreement shall constitute or be deemed to constitute a partnership, trust or agency. The Parties shall not, and shall procure that their directors, officers and employees, in that capacity, shall not, represent themselves or otherwise hold themselves out as an agent or other representative of the other Party or otherwise hold themselves out as having any authority to bind the other unless such person is validly authorised in writing to do so.
16.6 In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable, this Agreement shall terminate forthwith without obligation on either Party to pay any compensation in respect of such termination; except that KKM shall be entitled to a pro-rata (based on actual days remaining in the relevant year) refund of Fees for the year of termination.
16.7 Each Party acknowledges and agrees to the tape or electronic recording of conversations between them pursuant to this Agreement, whether by one or other or both of them, and that any such recordings may be submitted in evidence in any proceedings relating to the agreement.
16.8 All exchange of correspondence between the Parties shall be in English.
16.9 This Contract shall be signed in three originals in the Russian language and three originals in the English language, the English language version shall be the authoritative text.
16.10This Agreement does not confer rights or remedies upon any person other than KKM and STASCO.

                    ARTICLE 17: GOVERNING LAW AND ARBITRATION

17.1 The proper law of this agreement is English Law and English Law shall be used for interpreting the agreement and for resolving all claims or disputes arising out of or in connection with the agreement (whether based in contract in tort or on any other legal doctrine). Any such claim or dispute not settled by negotiation shall be settled by arbitration in London before a single arbitrator agreed upon by both parties or if not so agreed appointed in accordance with the Arbitration Act 1996 as amended from time to time. The arbitration shall be conducted in English, in accordance with the provisions of the Arbitration Act 1996 as amended from time to time, the seat of the arbitration shall be England and the arbitration award shall be final and binding without appeal to the Courts.

17.2 KKM hereby appoint Law Debenture Corporation PLC of Princes House, Gresham Street, London, EC2 as its agents in London for the service of process to accept service of process on its behalf in connection with proceedings in the English Courts. KKM may only dismiss its process agents or change the process agent with the prior consent of STASCO (which shall not be unreasonably withheld or delayed).

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their duly authorised representatives on the dates shown below.


SIGNED by
for and on behalf of
SHELL INTERNATIONAL TRADING AND SHIPPING COMPANY LIMITED as agents for SHELL TRADING INTERNATIONAL LIMITED


By     :      ...................................
Name   :      ...................................
Title  :      ...................................
Date   :      ...................................

SIGNED by
for and on behalf of
CLOSED TYPE JSC KARAKUDUKMUNAY


By     :      ...................................
Name   :      ...................................
Title  :      ...................................
Date   :      ...................................


By     :      ...................................
Name   :      ...................................
Title  :      ...................................
Date   :      ...................................

                                  ATTACHMENT 5

                Acceptable formats for Delivery Acceptance Acts.

                                  ATTACHMENT 6

                                Conversion Tables